SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                  FORM 8-K/A-1

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Data of Report (Date of earliest event reported) JULY 31, 1997

                         Commission file number 0-16079


                             AIR METHODS CORPORATION
             (Exact name of Registrant as Specified in Its Charter)



           Delaware                                   84-0915893
---------------------------------------- ---------------------------------------
(State or Other Jurisdiction             (I.R.S. Employer Identification Number)
of Incorporation or Organization)




  7301 South Peoria, Englewood, Colorado                80112
----------------------------------------- --------------------------------------
 (Address of Principal Executive Offices)             (Zip Code)



        Registrant's Telephone Number, Including Area Code (303) 792-7400


               Former Name, Former Address and Former Fiscal Year,
                        if Changed Since Last Report: N/A

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

On July 31, 1997, Air Methods Corporation, a Delaware corporation ("the Company"), acquired all of the common stock of Mercy Air Service, Inc., a California corporation, and substantially all of the net assets of Helicopter Services, Inc., a California corporation (together "Mercy"), two affiliated entities, for $6,211,000. The purchase price was negotiated by the Company and the sellers and is subject to working capital post-closing adjustments to be determined by independent audit within 90 days of the closing date. The purchase will be accounted for using the purchase method of accounting. Of the purchase price, $4,595,000 was paid in cash at closing with the remaining balance financed by the selling shareholders over five years at 9% interest. Most of the funding for the cash payment was primarily provided by the refinancing of six of Mercy's helicopters with Finova Capital Corporation ("Finova"). The note from Finova provides for monthly principal and interest payments at 9.52% interest with a 28% balloon at the end of ten years.

The shareholders of Mercy consisted of Homer L. Aerts, J. Steven Dickmeyer,  Don
D.  Reed,  Terry  L.  Russ,  and  Richard  J.  Silva.  In  connection  with  the acquisition, each of the shareholders entered into a consulting and non-competition agreement with the Company in exchange for $10,000 and a monthly consulting fee over five years. Each shareholder was also granted options to purchase 100,000 shares of the Company's common stock at the closing price on July 31, 1997, the effective date of the grant. The options vest over three years and expire after five years.

Mercy has operated as an independent provider of air medical transportation services throughout southern California since 1988. As an independent provider, Mercy's operations include medical care, aircraft operation and maintenance, communications and dispatch, and medical billing and collections. Mercy will continue its operations as a wholly-owned subsidiary of the Company.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

The following financial statements, pro forma financial information, and exhibits are filed as part of this report:

a. Combined Financial Statements of Mercy Air Service, Inc., and Helicopter Services, Inc.:
     Unaudited Combined Balance Sheet - June 30, 1997
     Unaudited Combined Statements of Operations for the six months ended June 30, 1997 and 1996
     Unaudited Combined Statements of Cash Flows for the six months ended June 30, 1997 and 1996
     Notes to Unaudited Combined Financial Statements
     Independent Auditors' Report
     Combined Balance Sheets - December 31, 1996 and 1995
     Combined Statements of Operations for the years ended December 31, 1996, 1995 and 1994
     Combined Statements of Stockholders' Equity for the years ended December 31, 1996, 1995 and 1994
     Combined Statements of Cash Flows for the years ended December 31, 1996, 1995 and 1994

b.   Pro Forma Financial Statements:
     Unaudited Pro Forma Combined Balance Sheet - June 30, 1997
     Unaudited Pro Forma Combined Statement of Operations for the six months ended June 30, 1997
     Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1996
     Notes to Unaudited Pro Forma Combined Financial Statements

c.   Exhibits:

     2.1* Stock Purchase Agreement, dated July 11, 1997, among the Company and shareholders of Mercy Air Service, Inc.

     2.2* Asset Purchase Agreement, dated July 11, 1997, by and among the
          Company, Helicopter Services, Inc., and shareholders of Mercy Air Service, Inc.

     10.1*Letter Agreement, dated July 29, 1997, between the Company and Finova
          Capital Corporation 10.2* Secured Promissory Note, dated July 31, 1997, issued by the Company to Finova Capital Corporation

     10.3*Stock Pledge Agreement, dated July 31, 1997, between the Company and
          Finova Capital Corporation

     10.4*Secured Loan Agreement, dated July 31, 1997, between Finova Capital
          Corporation and Mercy Air Service, Inc.

     10.5*Aircraft Chattel Mortgage and Security Agreement, dated July 31, 1997, between Finova Capital Corporation and Mercy Air Service, Inc.

     10.6*Secured Promissory Note, dated July 31, 1997, issued by Mercy Air
          Service, Inc. to Finova Capital Corporation

     10.7*Continuing Guaranty and Subordination Agreement, dated July 31, 1997, between Finova Capital Corporation and the Company

     23.1 Consent of KPMG Peat Marwick LLP

--------------------------

* Filed previously as exhibits to the issuer's Current Report on Form 8-K dated July 31, 1997.

AIR METHODS CORPORATION
INDEX TO FINANCIAL STATEMENTS

Combined Financial Statements - Mercy Air Service, Inc. and Helicopter Services,
Inc:

     Unaudited Combined Balance Sheet - June 30, 1997........................F-2

     Unaudited  Combined  Statements of Operations for the six months ended June 30, 1997 and 1996............................................F-3

     Unaudited  Combined  Statements of Cash Flows for the six months ended June 30, 1997 and 1996............................................F-4

     Notes to Unaudited Combined Financial Statements........................F-5

     Independent Auditors' Report............................................F-6

     Combined Balance Sheets - December 31, 1996 and 1995....................F-7

     Combined  Statements of Operations  for the years ended
     December 31, 1996, 1995, and 1994.......................................F-9

     Combined  Statements of  Stockholders'  Equity for the
     years ended December 31, 1996, 1995, and 1994..........................F-10

     Combined  Statements  of Cash Flows for the years ended
     December 31, 1996, 1995, and 1994......................................F-11

     Notes to Combined Financial Statements.................................F-12

Unaudited Pro Forma Financial Statements:

     Unaudited Pro Forma Combined Balance Sheet - June 30, 1997.............F-19

     Unaudited Pro Forma  Combined  Statement of  Operations
     for the six months ended June 30, 1997.................................F-21

     Unaudited Pro Forma  Combined  Statement of  Operations
     for the year ended December 31, 1996...................................F-22

     Notes to Unaudited Pro Forma Combined Financial Statements.............F-23

MERCY AIR SERVICE, INC. AND HELICOPTER SERVICES, INC.
UNAUDITED COMBINED BALANCE SHEET
JUNE 30, 1997
(AMOUNTS IN THOUSANDS)


ASSETS
Cash and cash equivalents                                $       256
Receivables, net, including $685 from related
     parties and stockholders                                  3,517
Current installment of notes receivable, primarily
     from stockholders                                           247

Accrued interest from related party                              564
Inventories                                                      383
Work-in-process on maintenance contracts                          26
Prepaid expenses and other                                       124
                                                         -----------
     Total current assets                                      5,117
                                                         -----------

Aircraft                                                      12,086
Other equipment                                                1,872
                                                         -----------
     Total equipment                                          13,958
Less accumulated depreciation                                 (4,379)
                                                         -----------
     Equipment, net                                            9,579

Intangible and other assets, net                                 293
Notes receivable, primarily from stockholders                  3,528
                                                         -----------
     Total assets                                        $    18,517
                                                         ===========

LIABILITIES & STOCKHOLDERS' EQUITY
Notes payable                                            $        13
Current installments of long-term debt, including
     $295 from stockholders                                    1,739
Accounts payable                                                 157
Accrued overhaul and parts replacement costs                     475
Other accrued liabilities                                        374
                                                         -----------
     Total current liabilities                                 2,758

Long-term debt, less current installments, including
     $1,639 from stockholders                                  5,778
Accrued overhaul and parts replacement costs                   1,150
Other liabilities                                                 46
                                                         -----------
     Total liabilities                                         9,732

Common stock, $500 par value;  20,000 combined shares
     authorized;  183 combined shares issued
     and outstanding                                              92
Additional paid-in capital                                     3,866
Retained earnings                                              4,837
Stock subscription receivable                                    (10)
                                                         -----------
     Total stockholders' equity (note 2)                       8,785

                                                         -----------
     Total liabilities and stockholders' equity          $    18,517
                                                         ===========

See accompanying notes to unaudited combined financial statements.

MERCY AIR SERVICE, INC. AND HELICOPTER SERVICES, INC.
UNAUDITED COMBINED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
(AMOUNTS IN THOUSANDS)


                                                                                  SIX MONTHS
                                                                                    ENDED
                                                                           1997                 1996
                                                                    ------------------    ----------------
Revenue:
     Flight revenue                                                 $            6,738               6,899
     Parts sales                                                                   376                 509
     Maintenance and fuel sales                                                    504                 104
     Other                                                                          34                   -
                                                                    ------------------    ----------------
         Total revenue                                                           7,652               7,512
                                                                    ------------------    ----------------

Operating expenses:
     Flight centers                                                              1,809               1,855
     Bad debt expense                                                            1,496               1,705
     Aircraft operations                                                         1,116               1,218
     Cost of parts sales                                                           302                 406
     Cost of maintenance and fuel sales                                            429                 132
     Aircraft rental                                                               304                 238
     Depreciation and amortization                                                 317                 300
     Other                                                                          21                   -
     General and administrative                                                  1,136                 989
                                                                    ------------------    ----------------
         Total operating expenses                                                6,930               6,843
                                                                    ------------------    ----------------

         Operating income                                                          722                 669

Other income (expense):
     Interest income, primarily from related parties                               147                 189
     Interest expense, including $55 in 1997 from stockholders                    (343)               (384)
     Aircraft lease income, including $111 in 1997 from related
       party                                                                       379                 268
     Other, net                                                                     58                 158
                                                                    ------------------    ----------------
     Net Income                                                     $              963                 900
                                                                    ==================    ================

See accompanying notes to unaudited combined financial statements.

MERCY AIR SERVICE, INC. AND HELICOPTER SERVICES, INC.
UNAUDITED COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------




                                                                                  SIX MONTHS
                                                                                     ENDED
                                                                           1997                 1996
                                                                    ------------------    ----------------
Cash flows from operating activities:
   Net income                                                        $             963                 900
   Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation and amortization expense                                       317                 300
       Loss on retirement and sale of equipment                                      -                   9
   Changes in assets and liabilities:
       Decrease (increase) in prepaid and other current assets                      29                (381)
       Decrease (increase) in receivables, net                                    (771)                 48
       Decrease (increase) in inventories                                           81                 (26)
       Increase in accounts payable                                                 39                 295
       Increase (decrease) in accrued expenses                                      86                 (43)
       Decrease in other liabilities                                               (10)               (126)
       Increase (decrease) in accrued overhaul and parts
         replacement costs                                                        (632)                160
                                                                   -------------------     ---------------
Net cash flow provided by operating activities                                     102               1,136
                                                                   -------------------     ---------------

CASH FLOW FROM INVESTING ACTIVITIES:
   Purchase of equipment and leasehold improvements                                (29)                (60)
   Proceeds from retirement and sale of equipment                                    -                 100
   Net decrease (increase) in intangible and other assets                           49                (425)
                                                                   -------------------    ----------------
Net cash provided (used) by investing activities                                    20                (385)
                                                                   -------------------    ----------------

CASH FLOW FROM FINANCING ACTIVITIES:
   Dividend payments                                                              (201)               (192)
   Capital contribution through forgiveness of notes payable
       to stockholders                                                               -                 498
   Net borrowings (payments) under short-term notes payable                       (282)                577
   Proceeds from issuance of debt                                                  416                   -
   Payments of long-term debt                                                     (385)             (1,569)
                                                                     -----------------    ----------------
Net cash used by financing activities                                             (452)               (686)
                                                                     -----------------    ----------------

Increase (decrease) in cash and cash equivalents                                  (330)                 65

Cash and cash equivalents at beginning of period                                   586                 286
                                                                     -----------------    ----------------

Cash and cash equivalents at end of period                           $             256                 351
                                                                     =================    ================

See accompanying notes to unaudited combined financial statements.

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

(1)       BASIS OF PRESENTATION
          In the opinion of management, the accompanying unaudited combined financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the combined financial statements for the respective periods. Interim results are not necessarily indicative of results for a full year. The financial statements should be read in conjunction with the audited combined financial statements and notes thereto for the fiscal year ended December 31, 1996.

(2)       STOCKHOLDERS' EQUITY
          Changes in the stockholders' equity for the six months ended June 30, 1997, consisted of the following (amounts in thousands):

                  Balance at January 1, 1997         $ 8,023
                  Net Income                         $   963
                  Dividends                          $  (201)
                                                     -------

                  Balance at June 30, 1997           $ 8,785
                                                     =======

                          INDEPENDENT AUDITORS' REPORT



The Boards of Directors
Mercy Air Service, Inc. and
Helicopter Services, Inc.:

We have audited the accompanying combined balance sheets of Mercy Air Service, Inc. and Helicopter Services, Inc., as of December 31, 1996 and 1995, and the related combined statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Mercy Air Service, Inc. and Helicopter Services, Inc., as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                              KPMG Peat Marwick LLP


Denver, Colorado
June 5, 1997

MERCY AIR SERVICE, INC. AND HELICOPTER SERVICES, INC.

COMBINED BALANCE SHEETS

DECEMBER 31, 1996 AND 1995

--------------------------------------------------------------------------------



ASSETS (NOTE 4)                                                                         1996                 1995
---------------
                                                                                  ----------------     ----------------
Current assets
   Cash and cash equivalents                                                      $        585,910              286,297
   Receivables:
       Trade, net of allowance for doubtful accounts of $1,872,792 and
          $1,823,155 in 1996 and 1995, respectively                                      2,703,195            2,659,040
       Related parties, net of allowance for doubtful accounts of $125,000 in
          1996 (note 7)                                                                         --              340,001
       Loans from related parties (note 7)                                                 160,212               48,051
       Notes from stockholders (note 7)                                                    238,670              218,201
       Accrued interest from related party (note 7)                                        455,013              314,588
                                                                                  ----------------     ----------------
                                                                                         3,557,090            3,579,881
                                                                                  ----------------     ----------------

   Inventories                                                                             489,979              443,398
   Prepaid expenses and other                                                              152,684              111,057
                                                                                  ----------------     ----------------

          Total current assets                                                           4,785,663            4,420,633
                                                                                  ----------------     ----------------

Property, plant and equipment, net (note 3)                                              9,864,355           10,327,667

Other assets and long-term receivables:
   Intangible assets, net of accumulated amortization of $50,568 and $29,643,
       respectively                                                                        196,448              217,373
   Notes receivable from related parties and stockholders (note 7)                       3,509,358            3,687,528
   Other                                                                                   167,453              194,896
                                                                                  ----------------     ----------------
                                                                                         3,873,259            4,099,797
                                                                                  ----------------     ----------------

          Total assets                                                            $     18,523,277           18,848,097
                                                                                  ================     ================


                                                                                                            (Continued)

MERCY AIR SERVICE, INC. AND HELICOPTER SERVICES, INC.

-------------------------------------------------------------------------------


LIABILITIES AND STOCKHOLDERS' EQUITY                                                    1996                 1995
------------------------------------
                                                                                  ----------------     ----------------

Current liabilities:
   Current portion of notes payable (note 4):
       Stockholders                                                               $        294,899              364,120
       Other                                                                             1,787,175            1,411,863
   Accounts payable                                                                        117,629              269,880
   Accrued interest payable:
       Related parties                                                                      47,840               58,394
       Other                                                                                33,898               28,211
   Accrued payroll and related taxes                                                       206,708              157,730
   Accrued overhaul and parts replacement costs                                            666,049              317,999
   Other                                                                                    56,062              127,506
                                                                                  ----------------     ----------------

          Total current liabilities                                                      3,210,260            2,735,703
                                                                                  ----------------     ----------------

Notes payable, less current portion (note 4):
   Stockholders                                                                          1,757,552            2,126,451
   Other                                                                                 3,941,329            5,526,993
                                                                                  ----------------     ----------------
                                                                                         5,698,881            7,653,444

Accrued overhaul and parts replacement costs                                             1,590,911            1,638,049
                                                                                  ----------------     ----------------

          Total liabilities                                                             10,500,052           12,027,196
                                                                                  ----------------     ----------------

Stockholders' equity:
   Common stock, $500 par value, 20,000 combined shares authorized; 183
       combined shares issued and outstanding                                               91,667               91,667
   Additional paid-in capital                                                            3,866,300            3,368,369
   Retained earnings                                                                     4,075,258            3,370,865
   Stock subscription receivable                                                           (10,000)             (10,000)
                                                                                  ----------------     ----------------

          Total stockholders' equity                                                     8,023,225            6,820,901
                                                                                  ----------------     ----------------

Commitments and contingencies (notes 5 and 8)

          Total liabilities and stockholders' equity                              $     18,523,277           18,848,097
                                                                                  ================     ================

See accompanying notes to combined financial statements.

MERCY AIR SERVICE, INC. & HELICOPTER SERVICES, INC.

COMBINED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                                                     1996                 1995                 1994
                                                               -----------------    -----------------    -----------------
Revenue:
   Patient service revenue, net of contractual allowances      $      14,149,829           11,494,509           11,774,045
   Parts sales                                                         1,075,425              666,479              212,143
   Maintenance:
       Related parties (note 7)                                          141,771              715,373               26,435
       Other                                                             131,637              405,804               90,872
   Fuel and ground support                                                53,189               45,255               14,763
   Flight operations (note 2)                                             37,621              459,479              215,820
                                                               -----------------    -----------------    -----------------

             Total revenue                                            15,589,472           13,786,899           12,334,078
                                                               -----------------    -----------------    -----------------

Operation expenses:
   Flight centers                                                      4,861,533            4,400,884            3,858,942
   Bad debts expense                                                   3,630,013            2,548,638            2,700,868
   Aircraft rental                                                       571,552              278,400              548,554
   Costs of parts sales                                                  883,742              488,899              159,965
   Outside maintenance:
       Related parties (note 7)                                          115,878              592,622               18,476
       Other                                                             122,840              247,118               85,470
   Outside fuel and ground support                                        18,123               44,488                4,955
   Outside flight operations (note 2)                                     18,578              285,401              135,634
   Repairs and maintenance on aircraft (note 7)                        2,074,540            1,054,815            1,366,806
   Depreciation and amortization                                         639,865              624,257              474,143
   General and administrative                                          1,986,659            1,770,073            1,324,769
                                                               -----------------    -----------------    -----------------

             Total operating costs and expenses                       14,923,323           12,335,595           10,678,582
                                                               -----------------    -----------------    -----------------

             Operating income                                            666,149            1,451,304            1,655,496

Other income (expense):
   Interest income, primarily from related parties (note 7)              300,481              250,337              112,181
   Interest expense:
       Stockholders (note 4)                                            (212,229)            (272,574)            (259,307)
       Other                                                            (566,136)            (543,763)            (467,208)
   Aircraft lease income:
       Related party, net (note 7)                                       222,300              175,988                6,702
       Other                                                             535,920              535,920              491,260
   Other, net (note 2)                                                   136,796               60,963              207,940
                                                               -----------------    -----------------    -----------------

             Total other income                                          417,132              206,871               91,568
                                                               -----------------    -----------------    -----------------

             Net income                                        $       1,083,281            1,658,175            1,747,064
                                                               =================    =================    =================

Pro forma information (note 1):
   Historical net income                                       $       1,083,281            1,658,175            1,747,064
   Pro forma adjustment to income tax expense                            426,595              651,597              671,130
                                                               -----------------    -----------------    -----------------

   Pro forma net income                                        $         656,686            1,006,578            1,075,934
                                                               =================    =================    =================

See accompanying notes to combined financial statements.

MERCY AIR SERVICE, INC. AND HELICOPTER SERVICES, INC.

COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                                           ADDITIONAL                           STOCK
                                              COMMON         PAID-IN         RETAINED        SUBSCRIPTION
                                              STOCK          CAPITAL         EARNINGS         RECEIVABLE         TOTAL
                                           ------------   -------------   ---------------  ----------------  --------------

BALANCES AT JANUARY 1, 1994                $     41,667       3,368,369         1,720,570                --       5,130,606

Issuance of common stock                         50,000              --                --           (10,000)         40,000
Dividends                                            --              --        (1,112,278)               --      (1,112,278)
Net income                                           --              --         1,747,064                --       1,747,064
                                           ------------   -------------   ---------------  ----------------  --------------

BALANCES AT DECEMBER 31, 1994                    91,667       3,368,369         2,355,356           (10,000)      5,805,392

Dividends                                            --              --          (642,666)               --        (642,666)
Net income                                           --              --         1,658,175                --       1,658,175
                                           ------------   -------------   ---------------  ----------------  --------------

BALANCES AT DECEMBER 31, 1995                    91,667       3,368,369         3,370,865           (10,000)      6,820,901

Capital contribution through
    forgiveness of notes payable to
    stockholders                                     --         497,931                --                --         497,931
Dividends                                            --              --          (378,888)               --        (378,888)
Net income                                           --              --         1,083,281                --       1,083,281
                                           ------------   -------------   ---------------  ----------------  --------------

BALANCES AT DECEMBER 31, 1996              $     91,667       3,866,300         4,075,258           (10,000)      8,023,225
                                           ============   =============   ===============  ================  ==============


See accompanying notes to combined financial statements.

MERCY AIR SERVICE, INC. & HELICOPTER SERVICES, INC.

COMBINED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                                                       1996                1995                1994
                                                                 ----------------    ----------------    ----------------
Cash flows from operating activities:
  Net income                                                     $      1,083,281           1,658,175           1,747,064
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Depreciation and amortization                                       639,865             624,257             474,143
      Provision for bad debts                                           3,630,013           2,548,638           2,700,868
      Changes in operating assets and liabilities:
        Receivables                                                    (3,484,592)         (3,447,244)         (2,281,667)
        Inventories                                                       (46,581)             36,874            (480,272)
        Prepaid expenses and other assets                                  (2,872)             75,387            (146,888)
        Accounts payable                                                 (152,251)             13,548             171,996
        Other liabilities                                                (337,075)            190,777             278,074
                                                                 ----------------    ----------------    ----------------

          Net cash provided by operating activities                     2,003,938           1,700,412           2,463,318
                                                                 ----------------    ----------------    ----------------

Cash flows from investing activities:
  Purchase of property, plant and equipment                              (245,375)           (324,208)         (2,615,166)
  Payment of organization costs                                                --                  --             (33,425)
  Purchase of trade name                                                       --                  --              (5,000)
  Purchase of goodwill                                                         --                  --            (208,591)
  Increase in notes receivable                                                 --          (2,100,943)         (1,896,178)
  Increase in loans receivable to related parties                        (112,161)                 --                  --
  Net repayments on notes receivable                                      161,670                  --                  --
  Advances (repayments) to related parties                                     --             171,942             (57,947)
  Other, net                                                               20,971             (37,702)           (102,883)
                                                                 ----------------    ----------------    ----------------

          Net cash used by investing activities                          (174,895)         (2,290,911)         (4,919,190)
                                                                 ----------------    ----------------    ----------------

Cash flows from financing activities:
  Proceeds from issuance of common stock                                       --              40,000                  --
  Proceeds from issuance of notes payable                                 978,414           3,382,236           6,526,364
  Principal payments on notes payable                                  (2,128,956)         (2,335,536)         (3,000,637)
  Dividends                                                              (378,888)           (642,666)         (1,112,278)
                                                                 ----------------    ----------------    ----------------

          Net cash provided (used) by financing
            activities                                                 (1,529,430)            444,034           2,413,449
                                                                 ----------------    ----------------    ----------------

          Net increase (decrease) in cash                                 299,613            (146,465)            (42,423)

Cash and cash equivalents at beginning of year                            286,297             432,762             475,185
                                                                 ----------------    ----------------    ----------------

Cash and cash equivalents at end of year                         $        585,910             286,297             432,762
                                                                 ================    ================    ================

Cash paid for:                                                   $        783,232             766,730             693,052
  Interest

See accompanying notes to combined financial statements.

MERCY AIR SERVICE, INC. & HELICOPTER SERVICES, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 1996 AND 1995


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS AND BASIS OF PRESENTATION

     Mercy Air Service, Inc. (Mercy) is one of the nations's largest private, independent provider of air medical services, covering more than 20 million people in a five-county area in Southern California. Mercy employs over 100 full-time people, including pilots, nurses, paramedics, mechanics and dispatchers, and operates from 5 bases in Southern California, utilizing six Bell helicopters. Mercy also leases an additional two helicopters. Mercy grants credit to individuals for services and receives direct payments from individuals, insurance companies and contracting services with government agencies.

     Helicopter Services, Inc. (dba Western Helicopters, Inc.) (Western) provides helicopter maintenance services, as well as helicopter parts and aviation fuel sales in Southern California, primarily to Mercy and other related parties.

     The accompanying financial statements include the accounts of Mercy and Western (collectively the Company), which are under common control. Accordingly, the accompanying financial statements have been prepared on a combined basis. All intercompany balances and transactions have been eliminated.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     The  Company   considers  all  highly  liquid   instruments  with  original
     maturities of three months or less to be cash equivalents.

     INVENTORIES

     Inventories are comprised primarily of expendable aircraft parts which are recorded at the lower of average cost or market.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is recorded at cost. Maintenance and repairs are expensed as incurred. Major modifications and costs incurred to place aircraft in service are capitalized.

     Depreciation is computed using the straight-line method over the following useful lives:

       Buildings and hangar                                       31 - 40 years
       Leasehold improvements                                          39 years
       Helicopters, including medical equipment                   13 - 25 years
       Communication, medical, office and other equipment           5 - 7 years

MERCY AIR SERVICE, INC. & HELICOPTER SERVICES, INC.

     EXCESS OF COST OVER THE FAIR VALUE OF NET ASSETS ACQUIRED

     Excess of cost over the value of net assets acquired, or goodwill, is being amortized using the straight-line method over 15 years.

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     LONG-LIVED ASSETS

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). SFAS 121 requires that long-lived assets and certain identifiable intangible assets held, including goodwill, and used by an entity, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amount of the asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. The adoption of SFAS 121, effective January 1, 1996 did not have an effect on the Company's combined financial statements.

     ENGINE AND AIRFRAME OVERHAUL COSTS

     The Company uses the accrual method of accounting for major engine and airframe overhauls, whereby the cost of the next overhaul is estimated and accrued based on usage of the aircraft over the period between overhauls.

     COMMON STOCK

     Common stock included in the accompanying combined financial statements represents the combined common stock of Mercy and Western of $41,667 and $50,000, respectively.

     REVENUE RECOGNITION

     Patient service revenue is recorded at the estimated net realizable amounts from patients, third-party payors and government agencies for services rendered. The provision for doubtful accounts and contractual adjustments is accrued on an estimated basis in the period the related services are rendered and is adjusted as required in subsequent periods. Revenue and related trade receivables are recorded net of estimated contractual allowances.

     INCOME TAXES AND PRO FORMA INFORMATION

     The Company has elected tax treatment under Subchapter S of the Internal Revenue Code whereby the Company's taxable income or loss is reported in the tax returns of the individual stockholders.

     Pro forma information represents the net income of the Company as if Mercy and Western had been taxable entities subject to federal and state income taxes at the marginal rates applicable in each year.

MERCY AIR SERVICE, INC. & HELICOPTER SERVICES, INC.

(2)  ACQUISITION AND SALE OF OPERATION

     On August 11, 1994, the stockholders of Mercy entered into an Asset Purchase Agreement (the Agreement) with Rocky Mountain Helicopters, Inc.
     (RMH) whereby the stockholders issued cash and assumed debt of RMH in the aggregate of $817,245, as consideration to acquire the net assets of Western. The combined statement of operations for the year ended December 31, 1994 only includes the operations of Western from its acquisition date.

     On February 1, 1996, the Company entered into an agreement to sell the rights to the flight operations business of Western to a third party. The Company received a seven-year promissory note bearing interest at 8% per annum, in the amount of $80,515 in consideration for the sale, with the Company recording a gain for the full amount. The disposition of the flight operations of Western have not been presented as discontinued in the combined financial statements as the net assets and operations of that business were not significant to the Company.

(3)  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consisted of the following:


                                                         1996                    1995
                                                   -----------------      ------------------

Helicopters and helicopter accessories(a)          $      12,095,647              12,196,416
Portable office, building and improvements                   476,796                 476,796
Vehicles                                                     126,870                  97,972
Data processing equipment                                    126,589                 148,237
Office equipment                                              63,750                  21,186
Communication equipment                                      173,099                  75,310
Medical equipment                                            667,372                 629,007
Shop equipment                                               122,676                 112,311
Construction in progress                                      48,541                      --
Leasehold improvements                                        27,925                  27,924
                                                   -----------------      ------------------
                                                          13,929,265              13,785,159
Less accumulated depreciation                             (4,064,910)             (3,457,492)
                                                   -----------------      ------------------

                                                   $       9,864,355              10,327,667
                                                   =================      ==================

(a) Additionally, one of the Company's helicopters is pledged as security for the guarantee of the stockholders, $2,415,000 loan. See note 8.

(4)  NOTES PAYABLE

     Notes payable consisted of the following at December 31:


                                                                         1996                    1995
                                                                  ------------------      ------------------
         Notes to stockholders, with interest from 9.0% to
             13.5%, due through 2002                              $        2,052,451               2,490,571
         Notes secured by commercial security agreements
             covering all assets of the Company, with
             interest from 8.0% to 9.5%, due through 2002                  4,937,887               6,438,856


                                      F-14


MERCY AIR SERVICE, INC. & HELICOPTER SERVICES, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


         Line of credit, secured by certain trade accounts
             receivable, with variable interest rate, maturing
             July 1997 (a)                                                   790,617                 500,000
                                                                  ------------------      ------------------
                                                                           7,780,955               9,429,427
         Less current portion                                             (2,082,074)             (1,775,983)
                                                                  ------------------      ------------------

                                                                  $        5,698,881               7,653,444
                                                                  ==================      ==================

(a) The line of credit loan agreement contains financial covenants which require the Company to maintain certain net worth and working capital ratios. The Company was in compliance with these financial covenants as of December 31, 1996.

         Aggregate maturities of long-term debt are as follows:


                                                     STOCKHOLDERS               OTHER
                                                   -----------------      ------------------
Year ending December 31:
             1997                                  $         294,899               1,787,175
             1998                                            318,143               1,699,617
             1999                                            351,320                 758,643
             2000                                            388,017                 832,384
             2001                                            428,608                 341,634
             Thereafter                                      271,464                 309,051
                                                   -----------------      ------------------

                                                   $       2,052,451               5,728,504
                                                   =================      ==================

(5)  LEASES

     The Company leases two helicopters under noncancelable agreements. Future minimum rental payments under these leases at December 31, 1996 are as follows:

          Year ending December 31:
             1997                                  $         667,173
             1998                                            650,846
             1999                                             73,284
                                                   -----------------

                                                   $       1,391,303
                                                   =================

     Rent expense during the years ended December 31, 1996, 1995 and 1994 totaled $464,400, $464,400 and $405,410, respectively. Under the terms of certain leases, the Company pays all property taxes and operating expenses, which amounts are not included in future minimum rental payments or rent expense.

MERCY AIR SERVICE, INC. & HELICOPTER SERVICES, INC.

     The Company is the lessor of a helicopter under an operating lease expiring in 2001. The helicopter subject to this lease had an original cost of $3,450,000 and accumulated depreciation of $1,025,647 as of December 31, 1996. Minimum rental income to be received under the lease as of December 31, 1996 is as follows:

          Year ending December 31:
             1997                                  $         535,920
             1998                                            535,920
             1999                                            535,920
             2000                                            535,920
             2001                                             44,660
                                                   -----------------

                                                   $       2,188,340
                                                   =================

(6)  RETIREMENT PLAN

     The Company maintains a 401(k) profit sharing plan covering all employees who have attained the age of twenty-one and have completed one year of service. The plan includes a discretionary matching contribution by the Company. The regular profit sharing contribution is determined by the Company and is allocated to all eligible employees based upon compensation. The Company made no contributions to the Plan in 1996, 1995 and 1994.

(7)  RELATED PARTY TRANSACTIONS

     The stockholders of the Company also hold ownership interests in Mercy Ambulance Service Hawaii, Inc., and Mercy Air Hawaii, Inc. (collectively Mercy Hawaii). The Company has made advances to the stockholders and their related corporations at various times.

     RECEIVABLES

     Noninterest-bearing advances to Mercy Hawaii, totaling $160,212 and $48,051 at December 31, 1996 and 1995, respectively, which are expected to be repaid within one year, are included in loans receivable from related parties, in the accompanying combined financial statements.

     Unsecured notes receivable bearing interest at 8.5% from stockholders and related entities totaling $3,509,358 are included as non-current assets as these amounts are not expected to be repaid within one year.

     Included in this amount are seven unsecured notes receivable from stockholders, all of which are payable on demand. Six of the notes, with principal balances totaling $223,352 at December 31, 1996, bearing interest at 8.5%, are not expected to be paid within twelve months and are classified as noncurrent.

     The seventh stockholder note, with outstanding principal of $1,748,296 at December 31, 1996, bears interest at 9% and is payable in monthly principal and interest payments of $32,194, maturing October 6, 2002.

     LEASE INCOME AND MAINTENANCE EXPENSE

     Mercy Hawaii leased two helicopters on a month-to-month basis from the Company for $332,800, $379,988 and $173,412 during the years ended December 31, 1996, 1995 and 1994, respectively.

MERCY AIR SERVICE, INC. & HELICOPTER SERVICES, INC.

     Under the terms of the lease arrangement, Mercy Hawaii is responsible for maintenance expenses incurred on the leased helicopters during the leasing period. Upon termination of one of the month-to-month leases during 1996, the Company incurred all related maintenance expenses necessary to transport the aircraft to California and return it to operable condition. Total costs incurred by the Company, and included in repairs and maintenance expense in fiscal 1996, for the restoration of this aircraft, including transportation, approximated $252,000.

(8)  CONTINGENCIES

     The Company is contingently liable as a guarantor of loans of its stockholders and their affiliates as of December 31, 1996 as follows:


DEBTOR                                         GUARANTEE                  LOAN BALANCE

Mercy Ambulance Service Hawaii, Inc.
         and stockholders, as co-debtors       $           500,000                 33,657

Stockholders                                   $         2,415,000              2,300,667



(9)  EVENTS SUBSEQUENT TO DATE OF INDEPENDENT AUDITORS' REPORT (UNAUDITED)

     In June 1997, the directors of the Company entered into a definitive agreement to sell 100% of the common stock of Mercy and certain net assets of Western to Air Methods Corporation. The sale is expected to be completed in July 1997. Upon closing, all stockholder and related party receivables and payables will be settled and contributed to equity for purposes of determining the net assets to be acquired by Air Methods Corporation. Under the terms of an employment agreement, the Company's Chief Executive Officer would be entitled to receive 62/3% of the net sale amount (as defined in the employment agreement) should such sale occur.

AIR METHODS CORPORATION
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined balance sheet assumes that the acquisition of Mercy occurred on June 30, 1997 and includes the June 30, 1997 historical balance sheet of Air Methods Corporation adjusted for the pro forma effects of this acquisition. The following unaudited pro forma combined statements of operations for the year ended December 31, 1996 and the six months ended June 30, 1997 assume that the acquisition of Mercy had occurred on January 1, 1996, and include the historical consolidated statements of operations for Air Methods Corporation for the year ended December 31, 1996 and the six months ended June 30, 1997 adjusted for the pro forma effects of the acquisition.

The unaudited pro forma combined statements of operations are not necessarily indicative of the results of operations that would actually have occurred if the transaction had been consummated as of January 1, 1996. These statements should be read in conjunction with the historical financial statements, and related notes thereto, of Air Methods Corporation and the combined Mercy financial statements included herein.

AIR METHODS CORPORATION
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
JUNE 30, 1997
(AMOUNTS IN THOUSANDS)


                                                            HISTORICAL
                                                -----------------------------------
                                                  AIR METHODS                               PRO FORMA            PRO FORMA
                                                  CORPORATION            MERCY             ADJUSTMENTS           COMBINED
                                                -------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                       $          2,639                256            (256)(1)                 2,459
                                                                                               (180)(11)
Receivables, net                                           1,780              3,517            (685)(2)                 4,867
                                                                                                255 (4)
Current installments of notes receivable                     410                247            (410)(7)                     8
                                                                                               (239)(2)
Accrued interest                                               -                564            (564)(2)                     -
Inventories                                                1,642                383                                     2,025
Work-in-process on medical interiors,
  product and maintenance contracts                          199                 26                                       225
Costs and estimated earnings in excess
  of billings on uncompleted contracts                       300                  -                                       300
Prepaid expenses and other                                   445                124                                       569
                                                -------------------------------------------------------------------------------
  Total current assets                                     7,415              5,117          (2,079)                   10,453
                                                -------------------------------------------------------------------------------

Aircraft and ground support equipment                     43,823             12,086          (3,566)(5)                56,260
                                                                                              3,917 (6)
Other equipment                                            1,551              1,872            (813)(5)                 2,610
                                                -------------------------------------------------------------------------------
  Total equipment                                         45,374             13,958            (462)                   58,870
Less accumulated depreciation                            (11,576)            (4,379)          4,379 (5)               (11,576)
                                                -------------------------------------------------------------------------------
Net equipment                                             33,798              9,579           3,917                    47,294

Intangible and other assets, net                             900                128             (75)(10)                  953
Excess of cost over fair value of
  net assets acquired, net                                 1,876                165             201)(12)                2,077
                                                                                               (165)(10)
Notes receivable and deposits                              1,246              3,528          (3,402)(2)                   126
                                                                                             (1,246)(7)
                                                -------------------------------------------------------------------------------
Total assets                                    $         45,235             18,517          (2,849)                   60,903
                                                ===============================================================================


See accompanying notes to unaudited pro forma combined financial statements.                                      (Continued)

AIR METHODS CORPORATION
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
JUNE 30, 1997
(AMOUNTS IN THOUSANDS)


                                                               HISTORICAL
                                                   ----------------------------------
                                                     AIR METHODS                             PRO FORMA           PRO FORMA
                                                     CORPORATION           MERCY            ADJUSTMENTS           COMBINED
                                                   ---------------------------------------------------------------------------

LIABILITIES & STOCKHOLDERS' EQUITY
Notes payable                                      $              8                13                                       21
Current installments of long-term debt                        1,786             1,739           (295)(2)                 3,135
                                                                                                (334)(7)
                                                                                                 649 (8)
                                                                                                (410)(7)
Current installments of obligations under
  capital leases                                                843                 -                                      843
Accounts payable                                                489               157                                      646
Deferred revenue                                              1,132                 -                                    1,132
Accrued overhaul and parts replacement costs                  1,130               475                                    1,605
Other accrued liabilities                                       894               374            (79)(2)                 1,189
                                                   ---------------------------------------------------------------------------
  Total current liabilities                                   6,282             2,758           (469)                    8,571

Long-term debt, less current installments                    11,328             5,778         (1,639)(2)                22,298
                                                                                              (2,893)(7)
                                                                                              10,970 (8)
                                                                                              (1,246)(7)
Obligations under capital leases, less current
  installments                                                2,947                 -                                    2,947
Accrued overhaul and parts replacement costs                  4,045             1,150                                    5,195
Deferred income taxes                                             -                 -          1,259 (9)                 1,259
Other liabilities                                               742                46            (46)(7)                   742
                                                   ---------------------------------------------------------------------------
  Total liabilities                                          25,344             9,732          5,936                    41,012

Total stockholders' equity                                   19,891             8,785         (8,785)(3)                19,891

                                                   ---------------------------------------------------------------------------
                                                   $         45,235            18,517         (2,849)                  60,903
                                                   ===========================================================================


See accompanying notes to unaudited pro forma combined financial statements.

AIR METHODS CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 1997
(AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                           HISTORICAL
                                                ---------------------------------
                                                  AIR METHODS                            PRO FORMA            PRO FORMA
                                                  CORPORATION          MERCY            ADJUSTMENTS           COMBINED
                                                ------------------------------------------------------------------------------
Revenue:
  Flight revenue                                    $    13,698             6,738                                   20,436
  Sales of medical interiors and products                 1,681                 -                                    1,681
  Parts sales                                                 -               376                                      376
  Maintenance sales                                           -               504                                      504
  International franchise revenue                           214                 -                                      214
  Other                                                       -                34                                       34
                                                   ---------------------------------------------------------------------------
      Total revenue                                      15,593             7,652               0                   23,245
                                                   ---------------------------------------------------------------------------
Operating expenses:
  Flight centers                                          3,854             1,809              (8)(13)               5,655
  Bad debt expense                                            -             1,496                                    1,496
  Aircraft operations                                     4,627             1,116             (12)(14)               5,731
  Medical interiors and products sold                     1,759                 -                                    1,759
  Cost of parts sales                                         -               302                                      302
  Cost of maintenance sales                                   -               429                                      429
  Aircraft rental                                           768               304            (268)(16)                 804
  Depreciation and amortization                           1,667               317              73 (6)                2,053
                                                                                               (4)(10)
  Other                                                       1                21                                       22
  General and administrative                              2,013             1,136                                    3,149
                                                   ---------------------------------------------------------------------------
      Total operating expenses                           14,689             6,930            (219)                  21,400
                                                   ---------------------------------------------------------------------------

      Operating income                                      904               722             219                    1,845

Other income (expense):
  Interest income                                           174               147             (84)(7)                   97
                                                                                             (140)(2)
  Interest expense                                         (626)             (343)             84 (7)               (1,263)
                                                                                               55 (2)
                                                                                              124 (7)
                                                                                             (557)(8)
  Aircraft lease income                                       -               379            (268)(16)                 111
  Other, net                                                  6                58                                       64

                                                   ---------------------------------------------------------------------------
      Net income                                     $      458               963            (567)                     854
                                                   ===========================================================================

Income per common share                              $     0.06                                                $      0.11
                                                   ===============                                            ================
Weighted average number of common                     8,110,512                                                  8,110,512
  shares outstanding
                                                   ===============                                            ================

See accompanying notes to unaudited pro forma combined financial statements.

AIR METHODS CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1996
(AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                          HISTORICAL
                                                -------------------------------
                                                 AIR METHODS                             PRO FORMA            PRO FORMA
                                                 CORPORATION          MERCY             ADJUSTMENTS           COMBINED
                                                -----------------------------------------------------------------------------
Revenue:
  Flight revenue                                $       26,517           14,150                                     40,667
  Sales of medical interiors and products                3,478                -                                      3,478
  Parts sales                                                -            1,075                                      1,075
  Maintenance sales                                          -              274                                        274
  International franchise revenue                          262                -                                        262
  Other                                                      -               91                                         91
                                                -----------------------------------------------------------------------------
      Total revenue                                     30,257           15,590                                     45,847
                                                -----------------------------------------------------------------------------
Operating expenses:
  Flight centers                                         8,086            3,709              (144)(13)              11,651
  Bad debt expense                                           -            3,630                                      3,630
  Aircraft operations                                    8,383            3,227              (247)(14)              11,111
                                                                                             (252)(15)
  Medical interiors and products sold                    4,045                -                                      4,045
  Cost of parts sales                                        -              884                                        884
  Cost of maintenance sales                                  -              239                                        239
  Aircraft rental                                        1,465              572              (536)(16)               1,501
  Depreciation and amortization                          3,056              640               149 (6)                3,857
                                                                                               (8)(10)
                                                                                               20 (12)
  Other                                                     17               36                                         53
  General and administrative                             3,845            1,987                                      5,832
                                                -----------------------------------------------------------------------------
      Total operating expenses                          28,897           14,924            (1,018)                  42,803
                                                -----------------------------------------------------------------------------

      Operating income                                   1,360              666             1,018                    3,044

Other income (expense):
  Interest income                                          357              300              (194)(7)                  163
                                                                                             (300)(2)
  Interest expense                                      (1,297)            (778)              194 (7)               (2,381)
                                                                                              212 (2)
                                                                                              324 (7)
                                                                                           (1,036)(8)
  Aircraft lease income                                      -              758              (536)(16)                 222
  Other, net                                              (112)             137                                         25

                                                -----------------------------------------------------------------------------
      Net income                                $          308            1,083              (318)                   1,073
                                                =============================================================================

Income per common share                         $         0.04                                               $        0.13
                                                ================                                             ================
Weighted average number of common                    8,100,545                                                   8,100,545
  shares outstanding
                                                ================                                             ================

See accompanying notes to unaudited pro forma combined financial statements.

AIR METHODS CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
JUNE 30, 1997

(A)  BASIS OF PRESENTATION

     The accompanying unaudited pro forma combined balance sheet as of June 30, 1997 includes historical balances, adjusted for the pro forma effects of the Mercy acquisition completed subsequent to June 30, 1997 and assumes that the acquisition occurred on June 30, 1997. The unaudited pro forma combined statements of operations for the six months ended June 30, 1997 and the year ended December 31, 1996 include historical results of operations of Air Methods Corporation and Mercy, adjusted for the pro forma effects of the acquisition and assumes that the acquisition occurred on January 1, 1996.

(B)  PRO FORMA ADJUSTMENTS

     (1)  To eliminate Mercy cash balances not acquired in the acquisition.

     (2) To eliminate receivables from and debt owed to Mercy's stockholders which were settled prior to the acquisition and to eliminate related interest income and expense.

     (3)  To eliminate Mercy equity balances.

     (4) To increase trade accounts receivable related to Mercy's flight operations to $3.1 million by reducing the allowance for doubtful accounts. The sellers of Mercy have guaranteed collection of $3.1 million in net trade accounts receivable outstanding as of the purchase date.

     (5) To adjust Mercy's fixed assets to net book value by eliminating accumulated depreciation.

     (6) To adjust aircraft to fair market value based on appraised value for the fleet. Also, to adjust depreciation to reflect the change in aircraft basis. Aircraft are depreciated over an average life of 16 years with a 25% residual value.

     (7) To record payoff of all Mercy debt, including notes payable to the Company, except for $700,000 line of credit balance, and to eliminate related interest expense.

     (8) To record note payable to an equipment finance company in the amount of $10,152,000 and notes payable to the sellers in the aggregate amount of $1,467,000 to finance the acquisition of Mercy and record related interest expense. The note to the equipment finance company provides for equal monthly installments of principal and interest based on 9.52% interest with a 28% balloon payment at the end of ten years. The notes payable to the sellers provide for equal installments of principal and interest based on 9% interest over five years.

     (9) To record estimated deferred tax liability relating to conversion from cash method to accrual method of accounting for $3.1 million of trade receivables at 40.6% tax rate.

     (10) To write off goodwill and organization costs and related amortization expense related to previous acquisition of Helicopter Services, Inc. by Mercy Air Service, Inc.

     (11) To reflect additional cash paid for acquisition by the Company at closing.

     (12) To record allocation of excess cost over fair value of net assets acquired, and record amortization expense based on a 25-year estimated useful life.

     (13) To eliminate training costs incurred by Mercy to a third party training center. All flight crew training to be provided by the Company's in-house training department subsequent to the acquisition.

AIR METHODS CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
JUNE 30, 1997 (CONTINUED)



     (14) To adjust hull and liability insurance expense for Mercy's aircraft fleet to the Company's hull and liability rates based on the fair market value of the fleet.

     (15) To eliminate maintenance subsidy provided by Mercy in 1996 to a related party, which will not continue subsequent to the acquisition.

     (16) To eliminate intercompany aircraft lease income and expense relating to a lease between the Company and Mercy.

                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS



THE BOARD OF DIRECTORS AND STOCKHOLDERS
AIR METHODS CORPORATION:

We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 33-24980, 33-46691, 33-55750, 33-65370 and 33-75742) and Form S-3
(Nos. 33-59690 and 33-75744) of Air Methods Corporation of our report dated June 5, 1997 relating to the combined balance sheets of Mercy Air Service, Inc. and Helicopter Services, Inc. as of December 31, 1996 and 1995, and the related combined statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Current Report on Form 8-K of Air Methods Corporation.


                                                       KPMG PEAT MARWICK LLP
                                                       KPMG PEAT MARWICK LLP

Denver, Colorado
October 13, 1997


                                      Exhibit

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       AIR METHODS CORPORATION



Date:  October 14, 1997                By  Aaron D. Todd
                                         --------------------------------------
                                         On behalf of the Company, and as
                                         Principal Financial and Accounting
                                         Officer


                                       -4-